Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-189932) pertaining to the News Corporation 2013 Long-Term Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-200315) pertaining to the registration of common stock of News Corporation in connection with The Move, Inc. 2011 Incentive Plan, as amended; The Move, Inc. 2002 Stock Incentive Plan, as amended; The Move.com, Inc. 2000 Stock Incentive Plan; The Move, Inc. 1999 Stock Incentive Plan, as amended; The iPlace, Inc. 2001 Equity Incentive Plan; and The Hessel 2000 Stock Option Plan, and
(3) Registration Statement (Form S-8 No. 333-236322) pertaining to the News Corporation 2013 Long-Term Incentive Plan;
of our reports dated August 11, 2020, with respect to the consolidated financial statements of News Corporation and the effectiveness of internal control over financial reporting of News Corporation included in this Annual Report (Form 10-K) of News Corporation for the year ended June 30, 2020.
/s/ Ernst & Young LLP
New York, New York
August 11, 2020